UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Zumiez Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6300 Merrill Creek Parkway Suite B
Everett, WA 98203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 30, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Zumiez Inc., a Washington corporation. The meeting will be held on Wednesday, May 30, 2007 at 1:00 p.m. local time at our headquarters located at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203 for the following purposes:

1.                To elect two directors to hold office until our 2010 Annual Meeting of Shareholders.

2.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 13, 2007. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Bill Chapman
Secretary
Everett, WA
April 27, 2007

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting and you are a shareholder of record, you will be able to vote in person, even if you have previously submitted your proxy.

6300 Merrill Creek Parkway Suite B
Everett, WA 98203

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2007

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Zumiez Inc. is soliciting your proxy to vote at its 2007 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about April 27, 2007 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on April 13, 2007, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 27,880,512 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (f.k.a. Wachovia Bank, N.A.), then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

You are being asked to vote on the election of two directors. When you sign and mail the proxy card, you appoint Thomas D. Campion and Richard M. Brooks as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Campion and Mr. Brooks.) This way, your shares will be voted even if you cannot attend the meeting.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on (if any), you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank or other agent or, if made available, vote by telephone or the internet. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank, or other agent. Under a legal proxy, the bank, broker, or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank, or other agent receives your request.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 13, 2007, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director. If any other matter is properly presented at the meeting, one of the named proxies on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy with a later date,

•       You may send a written notice that you are revoking your proxy to our Secretary at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203, or

•       You may attend the annual meeting and vote in person (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors (if any), “Against” votes, abstentions and broker non-votes (if applicable). A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposal regarding the election of directors. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the nominees receiving the largest number of “For” votes (among votes properly cast in person or by proxy) will be elected as Class II directors. There is no cumulative voting for our directors. Withhold votes will have no practical effect in the election of directors because withhold votes do not represent votes “For” a nominee.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of our fiscal year ending August 4, 2007.

PROPOSAL 1
ELECTION OF DIRECTORS

The Company currently has 7 directors. The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Two directors are nominees for election this year and each has consented to serve a three-year term ending in 2010. The remaining directors will continue to serve the terms set out below.

The nominees receiving the largest number of “For” votes by the shares entitled to be voted will be elected. If no contrary indication is made, shares represented by executed proxies will be voted by the named proxies “For” the election of the two nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We invite and recommend all of our directors and the nominees for director to attend our annual meeting of shareholders. There was one annual meeting of shareholders during the last fiscal year.

Nominees for Election to Terms Expiring in 2010

The following is biographical information as of April 13, 2006 for each nominee for director.

Name	Age	Position
William M. Barnum	53	Director
Gerald F. Ryles	70	Director

William M. Barnum, Jr., 53, has served on our Board of Directors since November 2002. Since 1984, Mr. Barnum has been with Brentwood where he co-founded the firm’s private equity effort, and is currently its General Partner. Prior to joining Brentwood Mr. Barnum worked at Morgan Stanley & Co. in the investment banking division, where he served as Assistant to the President and also provided investment banking advisory services. He is a graduate of Stanford University, and a graduate of Stanford Law School and Stanford Graduate School of Business. Presently, Mr. Barnum is a director of Exhale Enterprises Inc., Filson Holdings, Inc., Oriental Trading Company, Inc., Quiksilver Corporation, The Teaching Company Holdings, Inc., Ariat International, Inc. and ThreeSixty Asia Ltd.

Gerald F. Ryles, 70, has served on our Board of Directors since August 2005. Until it was acquired in September 2003, Mr. Ryles was Chairman of the Board and a major shareholder of Microserv Technology Services, a privately held Information Technology Services company. From January 1994 through January 2001, Mr. Ryles was also the Chief Executive Officer. Mr. Ryles currently serves on the board of directors on the acquiring company, Halifax Corporation. He also has over 40 years of experience in many difference industries as well as management consulting experience with McKinsey & Company. He is a graduate of the University of Washington, and earned an M.B.A. from Harvard University. He also serves on the board of directors of Giant Campus and the State of Washington’s Board of Accountancy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Continuing Directors Whose Terms Expire in 2008

Thomas D. Campion, 58, was one of our co-founders and has served on our Board of Directors since our inception in 1978. Mr. Campion has held various senior management positions during this time, including serving as our Chairman since June 2000. From November 1970 until August 1978, he held various management positions with JC Penney Company. Mr. Campion holds a B.A. in Political Science from Seattle University. Mr. Campion serves as the Board Chair of the Alaska Wilderness League, a

Washington, D.C. based environmental group, and the Treasurer of the Northwest Ecosystem Alliance, a Bellingham, Washington based environmental group.

David M. DeMattei, 50, has served on our Board of Directors since August 2006 and is currently the Group President—Williams-Sonoma, Williams-Sonoma Home, west elm at Williams Sonoma, Inc. a leading specialty retailer of home furnishings in the United States, where he has been employed since 2003. Prior to that, Mr. DeMattei was the President, North America, of Coach, Inc., a designer, producer, and marketer of fine accessories and gifts for women and men, where he was employed from 1998 until 2003. Mr. DeMattei also served as the Chief Financial Officer at Gap, Inc. between 1991 and 1993. Mr. DeMattei earned a Bachelor of Science degree in Business Administration from the University of San Francisco in 1978.

Continuing Directors Whose Terms Expire in 2009

Richard M. Brooks, 47, has served as our President and Chief Executive Officer since June 2000. From August 1993 through June 2000, he served as a Vice President and our Chief Financial Officer. From November 1989 until February 1992, Mr. Brooks was with Interchecks, Inc., a subsidiary of Bowater PLC, as a finance officer. Mr. Brooks was with Deloitte, Haskins & Sells, currently known as Deloitte & Touche, from July 1982 to March 1989. Mr. Brooks holds a B.A. in Business from the University of Puget Sound. Mr. Brooks has served on the University of Puget Sound Board of Trustees from May 2002 to the present, where he has served on its Executive Committee, Finance and Facilities Committee and its Audit Committee.

Matthew L. Hyde, 44, was appointed to our Board of Directors in December 2005 and serves as senior vice president of merchandising and marketing of Recreational Equipment Inc. (REI). Mr. Hyde joined REI in 1986. He currently oversees REI’s brand gear and apparel business and manages the cooperative’s other brand merchandising, inventory management, social compliance, marketing, public affairs and e-commerce functions. Mr. Hyde previously led REI’s online division, championing its award-winning multi-channel strategy. He currently serves on the board the Youth Outdoors Legacy Fund, and holds a bachelor’s of science degree from Oregon State University in Corvallis.

James M. Weber, 47, was appointed to our Board of Directors in April 2006 and is the President and CEO of Brooks Sports, a leading running shoe and apparel company, where he has been since 2001. Mr. Weber’s experience also includes positions as Managing Director of U.S. Bancorp Piper Jaffray Seattle Investment Banking practice, Chairman and CEO of Sims Sports, President of O’Brien International, Vice President of The Coleman Company and various roles with the Pillsbury Company. Mr. Weber earned an M.B.A., with distinction, from the Tuck School at Dartmouth College and is a graduate of the University of Minnesota. Presently, Mr. Weber is a director at the Seattle Sports Commission and at Eastside Catholic High School and has formerly served as a director for Nautilus Inc.

CORPORATE GOVERNANCE

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors of the listed company. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for our Chairman Mr. Campion, Chief Executive Officer Mr. Brooks and Director Mr. Barnum.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board has established an Audit Committee, a Compensation Committee and Governance and Nominating Committee. The Board has adopted a written charter for each committee. The charters of these three committees are posted on the Company’s website and can be accessed free of charge at http://www.ir.zumiez.com/ and are available in print to any shareholder who requests them. The composition of our Board committees complies with the applicable rules of the SEC and The Nasdaq Stock Market. The Board has determined that Gerald F. Ryles is an audit committee financial expert as defined in the rules of the Securities and Exchange Commission. James M. Weber replaced William M. Barnum, Jr. as a member of the Compensation Committee in April 2006.

Audit Committee

Our Audit Committee has responsibility for, among other things:

•       the sole authority to appoint, determine the funding for, and oversee the independent registered public accounting firm;

•       assisting our Board in monitoring the integrity of our financial statements;

•       discussing with our management and our independent registered public accounting firm significant financial reporting issues and judgments and any major issues as to the adequacy of our internal controls;

•       reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to the release of our results of operations; and

•       reviewing the performance and qualifications of our independent registered public accounting firm and presenting its conclusions to our Board and approving, subject to permitted exceptions, any non-audit services proposed to be performed by the independent registered public accounting firm.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Governance and Nominating Committee

The Governance and Nominating Committee, has the responsibility for, among other things:

•       recommending persons to be selected by the Board as nominees for election as directors and as chief executive officer;

•       assessing our directors’ and our Board’s performance;

•       recommending director compensation and benefits policies; and

•       considering and recommending to the Board other actions relating to corporate governance.

Compensation Committee

Our Compensation Committee has responsibility for, among other things:

•       reviewing corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior executives;

•       determining and approving our Chief Executive Officer’s compensation and making recommendations to the Board with respect to compensation of other executive employees;

•       administering our incentive compensation plans and equity based plans and making recommendations to the Board with respect to those plans; and

•       making recommendations to our Board with respect to the compensation of directors.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our full Board of Directors met 4 times last year, the Audit Committee and Compensation Committee and the Governance and Nominating Committee met 4 times each last year and acted by unanimous written consent when required during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board, and of the committees on which he served, that were held during the period for which he was a director or committee member, respectively.

Shareholder Communications with the Board of Directors

The Company has a process by which shareholders may communicate directly with directors, including non-employee directors, by mailing such communication to the Board, in care of the Company’s Secretary, at the Company’s headquarters in Everett, Washington. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. All such communications will be forwarded to the intended director(s) without editing or screening. If these foregoing procedures are modified, then updated procedures will be posted on the Company’s corporate website.

Code of Conduct and Ethics

Our Board has adopted a code of conduct and ethics applicable to our directors, executive officers, including our chief financial officer and other of our senior financial officers, and employees, in accordance with applicable rules and regulations of the SEC and The Nasdaq Stock Market. The code of conduct is available at http://www.ir.zumiez.com.

Director Nomination Procedures

The nominations to the Board of Directors were completed by the Governance and Nominating Committee. The Committee has established qualification requirements, composition criteria and the procedures for selecting new Directors. The Committee reviews the following considerations, among others, in its evaluation of candidates for Board of Director nomination: personal and professional ethics, training, commitment to fulfill the duties of the Board of Directors, commitment to understanding the Company’s business, commitment to engage in activities in the best interest of the Company, independence, diversity, industry knowledge and contacts, financial and accounting expertise, leadership qualities, public company board of director and committee experience and other relevant experience and other relevant qualifications. A director candidate’s ability to devote adequate time to the Board of Directors and committee activities is also considered.

The nominations and additions to the Board in our last fiscal year and through the date of this proxy statement were completed using procedures in accordance with the charter of the Board’s Governance and Nominating Committee including the Director qualifications/criteria/skills as outlined in such charter. These procedures include:

•       Initial review of potential director candidates by the Committee as submitted by the independent directors of the Board based on our established criteria for Board membership, including (without limitation): experience, skill set, diversity and the ability to act effectively on behalf of the shareholders and such other criteria as the Committee may deem relevant from time to time.

•       Each director candidate was put forth for consideration as a director candidate independently by our independent directors based on their knowledge of the candidates. None of our independent directors had a relationship with any candidates which would impair his independence. Each candidate’s biography was reviewed by each member of the Committee with the intention that each candidate would bring a unique perspective to benefit our shareholders and management.

•       Interviews of director candidates were conducted by members of the Committee and senior management. These interviews confirmed the Committee’s initial conclusion that candidates met the qualifications/criteria/skills to serve as a Director of the Company.

•       Reference checks were conducted if further checks were required based on the level of knowledge about the candidate by members of the Committee.

•       Background checks were conducted, including criminal, credit and bankruptcy, Securities and Exchange violations and/or sanctions, work history and education.

•       Independence Questionnaires were completed by candidates and then reviewed by the Company, the Committee and the Company’s attorneys to ensure candidates meet the requirements to be an independent director for the Board, Audit Committee, Compensation Committee, Governance and Nominating Committee and other committee purposes. The review also ensures the candidates positions do not conflict in any material way with the business of the Company.

•       Conclusion to nominate a candidate is based on all of the procedures reviewed above and the information attached. It is ensured through these procedures that the candidate appears to be well qualified to serve on the Company’s Board of Directors, and its Committees and appears to meet the Nasdaq Stock Market and SEC requirements to be able to serve as an independent director and as a member of the audit committee and any other committee the Board may assign.

•       No fees were paid to any third party search firms in connection with any director nominations.

The Governance and Nominating Committee of the Board will consider qualified nominees recommended by shareholders who may submit recommendations to the Committee in care of our Chairman of the Board and Secretary at the following address:

Board of Directors
c/o Corporate Secretary
Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, Washington 98203

Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director. Shareholder recommendations for director should include the following information:

•       the name and address of the shareholder recommending the person to be nominated;

•       a representation that the shareholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;

•       a description of all arrangements or understandings between the shareholder and the recommended nominee;

•       such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and

•       the consent of the recommended nominee to serve as a director of the Company if so elected.

The Governance and Nominating Committee may require that the proposed nominee furnish the Committee with other information as it may reasonably request to assist it in determining the eligibility of the proposed nominee to serve as a director.

To submit a recommendation for director for an upcoming annual shareholder meeting, it is necessary that a proposing shareholder notify the Company and provide the information set forth above no later than 120 days prior to the corresponding date on which the Company’s annual proxy statement was mailed in connection with the most recent annual meeting.

General Director Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in Article I, Section 10 of the Company’s Bylaws. Specifically, these provisions require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company not fewer than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting of shareholders, and that such notice include:

•       The name, age, residence, personal address and business address of the shareholder who intends to make the nomination and of the person(s) to be nominated;

•       The principal occupation or employment, the name, type of business and address of the organization in which such employment is carried on of each proposed nominee and of the shareholder who intends to make the nomination;

•       The amount of Company stock beneficially owned by the shareholder who intends to make the nomination and of the person(s) to be nominated;

•       A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made; and

•       Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors.

The Secretary will send a copy of the Company’s Bylaws to any interested shareholder who requests them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of April 12, 2007 by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal shareholders and a review of Schedule 13Gs filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on shares outstanding on April 12, 2007, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before June 11, 2007, which is 60 days after April 12, 2007. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, the address for each person that holds 5% or more of our common stock is c/o Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, Washington 98203.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Thomas D. Campion(1)	6,581,806	23.6%
Richard M. Brooks(2)	4,013,024	14.4%
Brenda I. Morris(3)	180,626	*
Lynn K. Kilbourne(4)	134,404	*
David M. DeMattei	0	*
William M. Barnum Jr.(5)	15,333	*
Gerald F. Ryles(6)	4,533	*
James M. Weber(7)	3,333	*
Matthew L. Hyde(8)	3,333	*
All Executive Officers and Directors as a group (9 persons)	10,936,392	39.2%
FMR Corp.(9)	3,300,988	11.8%
T. Rowe Price Associates, Inc.(10)	2,280,900	8.2%

                 * Less than one percent.

       (1) Reflects shares of Common Stock held by grantor retained annuity trusts for which Thomas D. Campion is trustee. Mr. Campion is our Chairman of the Board.

       (2) Mr. Brooks is our Chief Executive Officer and a Director.

       (3) Consists of 110,272 shares held by Ms. Morris and includes 70,354 shares subject to options exercisable within 60 days of April 12, 2007. 110,272 shares have been pledged by Ms. Morris as security for an outstanding third party personal loan. Ms. Morris was our Chief Financial Officer up until April 13, 2007.

       (4) Includes 134,404 shares subject to options exercisable within 60 days of April 12, 2007. Ms. Kilbourne is our General Merchandise Manager.

       (5) Consists of 12,000 shares held by Mr. Barnum and includes 3,333 shares subject to options exercisable within 60 days of April 12, 2007. Mr. Barnum is one of our directors.

       (6) Consists of 1,200 shares of common stock and 3,333 shares subject to options exercisable within 60 days of April 12, 2007. Mr. Ryles is one of our directors.

       (7) Consists of 3,333 shares subject to options exercisable within 60 days of April 12, 2007. Mr. Weber is one of our directors.

       (8) Consists of 3,333 shares subject to options exercisable within 60 days of April 12, 2007. Mr. Hyde is one of our directors.

       (9) This information is based solely on a Schedule 13G dated February 14, 2007 filed by FMR Corp. Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,943,764 shares of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 2,943,764 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 357,224 shares of the common stock of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(10) This information is based solely on a Schedule 13G dated February 14, 2007 filed by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. has sole voting power over 354,300 shares of common stock of the Company. The business address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended February 03, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that a late Form 3 was filed for Mr. DeMattei and late Form 4s were filed for annual non-employee director stock option grants to Messrs. Hyde, Barnum, Ryles and Weber.

EXECUTIVE OFFICERS

As of the end of fiscal 2006, the names, ages and positions of the current non-director executive officers of the Company are listed below, along with their respective business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

Brenda I. Morris, 42, served as our Chief Financial Officer since April 2003 until April 13, 2007. From November 1999 until April 2003, she was with K2 Corporation as the Vice President of Finance. Ms. Morris has also held a senior management position with UnionBay Sportswear. Ms. Morris holds a B.S. in Business from Pacific Lutheran University and an M.B.A. from Seattle University. Ms. Morris is a certified public accountant in Washington and a certified management accountant. Ms. Morris is a member of the Journal of Accountancy Review Board for the American Institute of Certified Public Accountants. Ms. Morris serves on the Board of Washington Business Week, a program of the Foundation for Private Enterprise Education serving high school students, where she has served on its Audit Committee and as its Treasurer. Ms. Morris also serves on the Executive Advisory Board for the Pacific Lutheran University School of Business.

Lynn K. Kilbourne, 44, has served as our General Merchandising Manager since September 2004. From July 1991 until May 2001, she was with Banana Republic, a subsidiary of Gap, Inc., in various senior management positions. After leaving Banana Republic, Ms. Kilbourne served as an independent consultant in the retail industry until she joined us in September 2004. Ms. Kilbourne holds a B.A. in Economics and Political Science from Yale University and an M.B.A. from the Harvard University Graduate School of Business Administration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company made charitable contributions to the Zumiez Foundation in fiscal 2006 and fiscal 2005 in the amounts of $340,000 and $266,000, respectively. Our Chairman, Thomas D. Campion, is a member of the Board of Directors of the Zumiez Foundation.

Policy and Procedures with Respect to Related Person Transactions

The Company recognizes that Related Person Transactions (defined as transactions, arrangements or relationships in which the Company was, is or will be a participant and the amount involved exceeds $10,000, and in which any Related Person had, has or will have a direct or indirect interest) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Audit Committee of the Board of Directors determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Persons” are defined as follows:

1.                any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.                any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.                any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.                any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the Audit Committee a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In its review of any Related Person Transactions, the Audit Committee shall consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee shall approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith. The Audit Committee shall convey the decision to the Chief Executive Officer or the Chief Financial Officer, who shall convey the decision to the appropriate persons within the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Compensation for our executives is determined by the Compensation Committee (for purposes of this analysis the “Committee”) which currently consists of James M. Weber, Matthew L. Hyde, Gerald F. Ryles and David M. DeMattei. As discussed under the “Corporate Governance” section under the subheading, “Independence of the Board of Directors and its Committees”, each of the members satisfy all of the independence requirements of the Nasdaq Stock Market. Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Committee as “non-employee directors” and the Internal Revenue Service as “outside directors.” As of the end of fiscal year 2006, our management team consisted of our Chairman, Chief Executive Officer, Chief Financial Officer and General Merchandising Manager. These executive officers are identified in the Summary Compensation Table and are referred to herein as “executive officers.” Prior to the creation of the Committee on March 22, 2005, the Company did not have a compensation committee and the non-management members of the Board of Directors reviewed the annual compensation of the Company’s executive officers.

The mission of the Committee, as stated in its Charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.” A copy of the Committee’s charter is available at our website at http://ir.zumiez.com.

The Committee has regularly scheduled in-person meetings at least twice per year and has additional in-person or telephonic meetings as appropriate. The agenda for each meeting is set by the Chair. The Committee has full authority to directly retain the services of outside counsel and compensation consultants.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer and other executive officers have attended portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions which occur in connection with each meeting. Outside counsel also regularly attends Committee meetings.

Compensation Philosophy and Objectives

The Committee believes that in order for us to succeed we must be able to attract, motivate and retain qualified executives. To that end, our compensation program is reviewed annually and modified, as appropriate, in order to be closely integrated with Company strategies and objectives for the ultimate purpose of growing shareholder value on a long-term basis.

The objective of the Committee in determining the type and amount of executive compensation is to provide a total compensation package consisting of a base salary, an annual incentive bonus, and long-term incentives in the form of equity-based awards, or some combination of the foregoing, that allows us to attract and retain talented executive officers and to align their interests with those of our shareholders. In particular, providing long-term incentives through the use of equity awards under the Company’s 2005 Equity Incentive Plan provides an alignment of the financial interests of our executive officers with those of our shareholders.

Our compensation philosophy is to reward executives based on the Company’s overall performance and the executives’ past and current contributions and performance. As discussed in the next section, the annual incentive bonus plan and the long-term incentives (stock option awards) are by design directly linked to Company performance. The combination of base salaries, the annual incentive bonus plan and long-term incentives (stock options) are intended to provide an opportunity for executives to earn a total competitive compensation package which is closely linked to overall Company performance and that is competitive with the total compensation paid to similarly situated executives at peer and other locally based companies that compete with us for executive talent. It should be noted that the actual values obtained under either the annual incentive bonus plan or the long-term incentives may vary significantly depending on the performance of the Company in the case of the annual incentive bonus plan and specifically our stock price in the case of the long-term incentive awards. In conducting its review of compensation for the Company’s executive officers, the Committee reviewed a compensation and benefits survey of selected retail-based companies prepared by Mercer Human Resource Consulting in partnership with the National Retail Federation.

Design of the Executive Compensation Program

The three major elements to our executive compensation program—base salary, the annual incentive bonus plan and the long-term incentive awards—are reviewed and determined annually and presently consist of the following components:

Base Salary

Base salaries for our executive officers are intended to reasonably compensate them for services rendered during the fiscal year. Annual adjustments in base salaries are generally made effective at the beginning of the first month of the fiscal year for which they applied and therefore also reflect in large part the prior year’s business and individual performance achievements. The Committee met in March 2006 to consider the base salary rates of our executive officers. Based on a number of criteria, including (1) the Company’s strong performance in fiscal 2005, (2) individual performance of the executive officers, and (3) an internal review of the executive officers’ current compensation, increases in base salaries of the executive officers were approved.

For fiscal year 2006 each of the executive officers received the base salary set forth below.

Executive Officer	2006 Base Salary
Richard M. Brooks, President and CEO	$231,000
Thomas D. Campion, Chairman of the Board	$231,000
Lynn K. Kilbourne, General Merchandising Manager	$226,600
Brenda I. Morris, Chief Financial Officer	$220,000

Base salary is also a key component in determining awards under the annual incentive bonus plan since the bonus payable under that plan is determined by multiplying base salary by a percentage or factor in addition to other objective adjustments.

Annual Incentive Bonus Plan

Annual incentive bonuses are intended to reflect the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each executive officer. Accordingly, our executive officers, including our Chief Executive Officer, participate in an annual executive incentive bonus plan, referred to as the “Executive Bonus Plan”, which provides for cash bonuses based upon the achievement of certain specified financial goals for us for the fiscal year. The Committee annually establishes targeted financial performance levels for the ensuing fiscal year in conjunction with our annual financial plan and expectations regarding earnings per share and Company performance. Upon the achievement of various increasing levels of performance above the minimum target levels, the bonus increases up to a maximum amount currently equal to the executive’s annual salary. Similarly, in the event applicable performance levels are not reached, then no bonus will be awarded. The purpose of the Executive Bonus Plan is to reward and reinforce executive management’s commitment to achieve levels of profitability and return consistent with increasing shareholder value.

Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of our annual audit of the results of operations for the previous fiscal year by our independent auditors. In fiscal 2006, executive officers received bonuses for fiscal 2005 under the Executive Bonus Plan.

In March of 2006, the Committee approved the terms of the Executive Bonus Plan for fiscal year 2006 (the “2006 Bonus Plan”). The 2006 Bonus Plan used the following criteria with respect to Company performance during fiscal 2006 in determining bonus awards thereunder: same store sales growth, earnings growth and improvements in product margin. Performance thresholds or levels were established for each of the criteria and the criteria were assigned different weighting in calculating the amounts payable under the 2006 Bonus Plan. The weighting of criteria was also tailored for each executive officer depending on his or her position and responsibilities within the Company. For each of the performance criteria there was a threshold (50% of target) below which no bonus will be earned for a respective criterion. Furthermore, there were maximum points (200% of target for same store sales growth; 175% of target for earnings growth and 200% of target for improvements in product margin) at which no further bonus amount can be earned for a respective criterion. Performance levels are established at levels that are achievable, but require better than expected planned performance and generally the Committee sets the threshold, target and maximum levels such that the relative difficulty of achieving the target levels is consistent from year to year. The maximum overall payout to each executive officer under the 2006 Bonus Plan is an amount equal to close to the full amount of his or her base salary. Bonus payments under the 2006 Bonus Plan were made in March 2007 (after the Company received its audited 2006 financial results and after review and approval of the Committee) and are as set forth below.

Executive Officer	2006 Bonus
Thomas D. Campion, Chairman of the Board	$209,875
Richard M. Brooks, President and CEO	$209,875
Lynn K. Kilbourne, General Merchandising Manager	$206,225
Brenda I. Morris, Chief Financial Officer	$198,000

Long-Term Incentives

The use of stock option awards as long-term incentives for executive officers helps the Company to (1) enhance the linkage between the creation of shareholder value and long-term executive incentive compensation, (2) provide an opportunity for increased equity ownership by executives and (3) maintain a competitive level of total compensation. In addition, stock options are awarded subject to a vesting schedule to better enhance executive retention with the Company.

The Committee believes that the use of stock options very closely aligns executive compensation with the value to be received by shareholders during the same period. An option award provides the executive with a benefit only if the value of Company shares increases over the exercise price of the options, and potentially provides greater leverage since more shares are included in an option grant than in a grant of restricted stock. While restricted stock will fluctuate with the value of Company shares and provide a benefit even if the value of the Company’s shares decline, it has less upside potential than stock options since fewer shares are awarded than in an option grant having an equivalent initial value. Accordingly, at this time, the Committee has chosen to solely use stock option awards as long-term incentives.

Stock option awards are determined based on prior year performance of the Company and the executive officer and the level of equity ownership in the Company that the executive already has accumulated. Stock option awards also may vary among executive officers based on their respective positions within the Company. Except as noted below, all stock option awards are generally granted at the Committee’s regularly scheduled March meeting and prior to the release of the Company’s prior fiscal year annual earnings. Newly hired executive officers who are eligible to receive options are awarded such options effective as of the date and the amount set forth in their respective offer letter with a vesting schedule beginning as of their respective date of hire.

On March 9, 2006, the Company granted options to acquire 40,000 shares of Company stock to Brenda Morris, Chief Financial Officer, and to Lynn Kilbourne, General Merchandising Manager, respectively. The stock options were granted pursuant to the Company’s 2005 Equity Incentive Plan. The stock options have a ten year term and 20% of the options vest on the one-year anniversary of the grant, and 1/48th of the remaining options vest each month thereafter. The stock options have an exercise price equal to the closing price of the Company’s stock on March 9, 2006. No awards of stock options were made to the executive officers during fiscal 2005.

Employment Agreement with President and Chief Executive Officer

The Company is party to an Executive Agreement with Richard M. Brooks, pursuant to which he serves as our President and Chief Executive Officer. The agreement has no fixed term and terminates upon the death or disability of Mr. Brooks or upon written notice from either party. Under the agreement, Mr. Brooks is eligible to be considered for an annual discretionary bonus of up to $100,000 and future stock option grants. The agreement further provides that if we terminate Mr. Brooks’ employment without cause or if he terminates his employment for good reason, he will continue to receive his base salary until he accepts employment with another employer, but in no event longer than 18 months after the termination of his employment.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct certain compensation over $1 million paid to the executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m) and expects that most of the compensation paid to the named executives will either be under the $1 million limit, eligible for exclusion (such as stock options) under the $1 million limit, or based on qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to executive officers may not be deductible to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

Accounting for Stock-Based Compensation

Effective January 29, 2006 the Company adopted the fair value method of accounting for stock-based compensation arrangements in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), using the modified prospective method of transition. Under the provisions of SFAS No. 123(R), the estimated fair value of share based awards granted under the Company’s 2005 Equity Incentive Plan is recognized as compensation expense over the vesting period. Using the modified prospective method, compensation expense is recognized beginning with the effective date of adoption of SFAS No. 123(R) for all share based payments (i) granted after the effective date of adoption and (ii) granted prior to the effective date of adoption and after the Company’s initial public offering on May 5, 2005.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

James M. Weber
Matthew L. Hyde
Gerald F. Ryles
David M. DeMattei

Summary Compensation Table

The following table shows all fiscal 2006 compensation paid by the Company to our Chief Executive Officer, Chief Financial Officer, and our other most highly paid executive officers. These executive officers are referred to as “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
Richard M. Brooks, CEO	2006	231,000	—	209,875	6,972	447,847
Brenda I. Morris, CFO	2006	220,000	174,264	198,000	9,514	601,778
Thomas D. Campion , Chairman	2006	231,000	—	209,875	7,510	448,385
Lynn K. Kilbourne, General Merchandising Manager	2006	226,620	174,264	206,225	4,344	611,453

(1)          This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the named executive officer in 2006 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 2 to the Notes to Consolidated Financial Statements in our 2006 Form 10-K (listed under Stock Compensation). These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer. Information regarding the stock options granted to our named executive officers during 2006 is set forth in the Grants of Plan-Based Awards Table. The Grants of Plan-Based Awards Table also sets forth the aggregate grant date fair value of the stock options granted during 2006 computed in accordance with FAS 123R.

(2)          The amounts set forth in this column were earned during fiscal 2006 and paid in early fiscal 2007 to each of the named executive officers under our Executive Bonus Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled, “Annual Incentive Bonus Plan.”

(3)          All Other Compensation includes the amount of fiscal 2006 Company 401K employee match contribution. The Company provides a merchandise discount for all employees. This includes a 25%

discount for all sales staff and hourly employees and a 35% discount for assistant managers and hourly supervisors and leads. Managers and home office staff (including the named executive officers) receive 40% off on footwear and hard goods and 50% off all other products. Discounts are taken based on original retail price. All Other Compensation also includes the value of the total discount the named executives officers received on their respective purchases during the fiscal year ended February 3, 2007.

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executive officers in fiscal 2006. In the columns described as Estimated Future Payouts Under Non-Equity Incentive Plan Awards, this table quantifies potential awards under the Executive Bonus Plan discussed above. For additional information about the non-equity incentives and option awards, see the description of incentive compensation in the Compensation Discussion and Analysis section.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Options (2)	($/Sh) (3)	Awards (4)
Richard M. Brooks, CEO	3/9/06	115,500	115,500	231,000	—	—	—
Brenda I. Morris, CFO	3/9/06	110,000	110,000	220,000	40,000	$27.305	429,300
Thomas D. Campion, Chairman	3/9/06	115,500	115,500	231,000	—	—	—
Lynn K. Kilbourne, General Merchandising Manager	3/9/06	113,310	113,310	226,620	40,000	$27.305	429,300

(1)          These columns show what the potential payout for each named executive officer was under the Executive Bonus Plan for fiscal year 2006 if the threshold, target, or maximum goals were satisfied for all performance measures. Please refer to the discussion in the Compensation Discussion and Analysis entitled, “Annual Incentive Bonus Plan.”

(2)          This column shows the number of stock options granted in fiscal year 2006 to the named executive officers. These stock options vest over a 5-year period in equal annual installments. Please refer to the discussion in the Compensation Discussion and Analysis entitled, “Long-Term Incentives.”

(3)          This column shows the exercise price for the stock options granted, which was the closing price of the Company’s stock on the grant date indicated.

(4)          This column shows the full grant date fair value of stock option grants under FAS 123R. Generally the full grant date fair value is the amount that the Company would expense in its financial statements over the stock option’s vesting schedule, excluding the impact of estimated forfeitures. For additional information, refer to Note 2 to the Notes to Consolidated Financial Statements in our 2006 Form 10-K (listed under Stock Compensation). These amounts reflect the Company’s accounting expense for these stock option awards, and do not correspond to the actual value that will be recognized by the named executive officer.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option awards to the named executive officers as of February 3, 2007. This table includes unexercised and unvested stock option awards. Historically, the Company has not made grants of stock awards. The vesting schedule for each grant of stock options is shown in the footnotes to this table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard M. Brooks, CEO	—		—		—	—	—
Brenda I. Morris, CFO	53,518	(1)	61,264		—	$2.606	9/04/2013
			40,000	(3)	—	$27.310	3/09/2016
Thomas D. Campion, Chairman	—		—		—	—	—
Lynn K. Kilbourne, General	103,885	(2)	153,886		—	$5.272	9/09/2014
Merchandising Manager			40,000	(3)	—	$27.310	3/09/2016

(1)          Twenty percent of the options vest on the one-year anniversary of the grant date and 1/48 th of the remaining options vest each month thereafter. The grant date was 4/28/2003.

(2)          Twenty percent of the options vest on the one-year anniversary of the grant date and 1/48 th of the remaining options vest each month thereafter. The grant date was 9/09/2004.

(3)          Options subject to this grant vest over a 5-year period in equal annual installments. The grant date was 3/9/2006.

Option Exercises and Stock Vested

The following table provides information for the named executive officers on stock option exercises during fiscal year 2006, including the number of shares acquired upon exercise and the value released before payment of any applicable withholding tax and broker commissions. Currently, there are no outstanding stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Brooks, CEO	—	—	—	—
Brenda I. Morris, CFO	20,000	$627,076	—	—
Thomas D. Campion , Chairman	—	—	—	—
Lynn K. Kilbourne, General Merchandising Manager	50,000	$1,503,005	—	—

(1)          The dollar amount realized upon exercise was calculated by determining the difference between the market price of the underlying shares of common stock at exercise and the exercise price of the stock options.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

The Company does not maintain a nonqualified deferred compensation plan.

Director Compensation

The Company pays its non-employee directors an annual fee for their services as members of the Board of Directors. Each non-employee director receives an annual cash retainer of $30,000. The Audit Committee chairperson receives an additional retainer of $12,000 per year. The Compensation Committee and Governance/Nominating Committee chairpersons each receive an additional retainer of $2,000 per year. Directors appointed in an interim period receive pro-rata retainer fees.

The Company reimburses all directors for reasonable expenses incurred to attend meetings of the Board of Directors. Non-employee directors may elect to have a portion, or all, of their annual retainer be used for the reimbursement of travel expenses in excess of those that the Company considers to be reasonable. In addition, non-employee directors are eligible to receive equity awards under the Company’s 2005 Equity Incentive Plan. Each non-employee director receives an annual grant of 10,000 stock options. The stock options are granted effective at the annual meeting of shareholders with an option exercise price equal to the closing stock price on such date. The stock options vest in equal annual installments over a three-year period.

Non-Employee Director Compensation

The following table discloses the cash, equity awards and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (4)		All Other Compensation ($)		Total ($)
James M. Weber	32,000		55,082		—		87,082
Matthew L. Hyde	32,000		55,082		—		87,082
Gerald F. Ryles	42,000		55,082		—		97,082
William M. Barnum Jr.	—	(1)	55,082		30,000	(1)	85,082
David M. DeMattei	22,500		18,302	(5)	—		40,802
Thomas D. Davin(2)	30,000		55,082		—		85,082
Steven W. Moore(3)	—		—		—		—

(1)          Mr. Barnum elected the option to utilize his annual retainer for certain travel expenses, as described in the section above titled “Director Compensation”.

(2)          Mr. Davin resigned from the Board of Directors on August 14, 2006.

(3)          Mr. Moore resigned from the Board of Directors on April 26, 2006. Mr. Moore resigned prior the adoption of the Company’s new Board compensation policy. At the time of Mr. Moore’s service on the Board of Directors, non-employee directors did not receive any compensation for their service on the Board of Directors.

(4)          With the exception of Mr. DeMattei, each non-employee director was granted 10,000 options at the Company’s annual meeting of shareholders on May 31, 2006. This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the non-employee directors in fiscal 2006 in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 2 to the Notes to Consolidated Financial Statements in our 2006 Form 10-K (listed under Stock Compensation). These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

(5)          Mr. DeMattei was granted 10,000 options on November 13, 2006. Mr. DeMattei joined the Board of Directors subsequent to the Company’s annual meeting of shareholders in August of 2006.

Potential Payments Upon Termination or Change in Control

Except for our Chief Executive Officer, the named executive officers do not have employment or severance agreements with the Company. Certain of the named executive officers have unvested stock options under the Company’s 2005 Equity Incentive Plan, the vesting of which may accelerate in the event of a Change in Control (as defined below). The information below is a summary of certain provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summaries set forth in this proxy statement.

Following the description of the agreements, there is a table showing the potential payments the named executive officers could have received under these arrangements, assuming that, in the case of Mr. Brooks, his employment was terminated by the Company without cause or for good reason by Mr. Brooks on February 3, 2007, or in the case of Ms. Morris or Ms. Kilbourne, the vesting of certain of their options was accelerated in connection with a Change in Control on February 3, 2007.

Employment Agreement for Richard M. Brooks

Mr. Brooks’ Employment Agreement provides that if his employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Brooks with good reason (as defined in the Employment Agreement), then the Company shall continue to pay Mr. Brooks’ base salary until the earlier of the date that he accepts employment with another employer or upon the expiration of eighteen (18) months after his termination of employment. All employee benefits shall cease upon termination of employment. As a condition to post-termination salary continuation payments, (i) the Company may require that Mr. Brooks provide consulting services to the Company on a reasonable basis during the period that payments continue and (ii) Mr. Brooks must be in compliance with covenants in the Employment Agreement relating to confidentiality, return of confidential information, assignment of inventions, non-solicitation and non-competition.

Acceleration of Stock Option Vesting

The Company’s 2005 Equity Incentive Plan provides that in the event of a Change in Control (as defined below), if the surviving corporation does not assume or continue outstanding stock option awards or substitute similar stock option awards for those outstanding under the 2005 Equity Incentive Plan, then all such outstanding stock options will be accelerated and become fully vested and exercisable immediately prior to the consummation of the Change in Control transaction.

For purposes of the 2005 Equity Incentive Plan, “Change in Control” means:

(i)    the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii)   the sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Estimated Payments on Termination or Change in Control

Name	Cash Severance upon Termination by Company without Cause or by Executive for Good Reason	Stock Option Vesting in Connection with a Change in Control
Richard M. Brooks, CEO(1)	$346,500	—
Brenda I. Morris, CFO(2)	—	$255,000
Thomas D. Campion, Chairman	—	—
Lynn K. Kilbourne, GMM(2)	—	$255,000

(1)          Represents payment of 18 months of base salary to Mr. Brooks based upon his base salary of $231,000 per year at the end of the Company’s 2006 fiscal year.

(2)          Represents the amount calculated by multiplying the number of in-the-money options with respect to which the vesting would accelerate as a result of a Change in Control under the circumstances noted by the difference between the exercise price and the closing price of a share of common stock on the last trading day of the 2006 fiscal year. The number of shares subject to unvested stock options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The 2006 Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter of the Audit Committee is available at http://www.ir.zumiez.com.

We have reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended February 3, 2007.

We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, we recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Audit Committee
Matthew L. Hyde
Gerald F. Ryles, Chairman
James M. Weber
David M. DeMattei

Principal Accountant Fees and Services

The aggregate fees billed by Moss Adams, LLP and PriceWaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended February 3, 2007 and January 28, 2006 respectively are as follows:

	Moss Adams	Moss Adams	PWC	PWC
	2006	2005	2006	2005
Audit Fees(1)	$357,500	$—	$—	$1,447,000
Audit-Related Fees(2)	43,563	—	18,100	19,000
Tax Fees(3)	32,503	25,767	—	—
Other Fees(4)	—	55,112	—	—
Total Fees	$433,566	$80,879	$18,100	$1,466,000

(1)          Audit fees include services including expenses in connection with the audit of the consolidated financial statements of the Company along with the reviews of the interim financial information of the Company and its Forms 10-K and 10-Q. This fiscal year 2005 audit fee includes $961,000 of fees related to the filing of the Company’s Registration Statement on Form S-1 in May 2005 and a follow-on offering in November 2005.

(2)          Audit related fees include Section 404 readiness services provided to the Company in fiscal 2005 and consulting fees related to the acquisition of 20 existing stores from Fast Forward in 2006.

(3)          Tax fees include preparation of the fiscal 2006 and 2005 federal income tax return, preparation of state income and franchise tax returns and review of the federal tax implications of the Fast Forward acquisition.

(4)          Other Fees include review of the income tax provision and related tax deferrals for conformance to FAS 109.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the “de minimis exception” (discussed below) for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee will evaluate whether any permitted non-audit services are compatible with maintaining the auditor’s independence.

As discussed above, all services of the auditor must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•       the aggregate amount of fees paid for all such services is not more than 5 percent of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•       such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•       such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2006 and 2005, there were no such services that were performed pursuant to the “de minimis exception.”

Termination of PricewaterhouseCoopers LLP; Engagement of Moss Adams LLP

On April 27, 2006, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm and engaged Moss Adams LLP as its new independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on May 3, 2006 (the “Form 8-K”), which included the following information:

The reports of PwC on the Company’s financial statements as of and for the years ended January 29, 2005 and January 28, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 27, 2006, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). PwC provided to the Company a letter addressed to the SEC stating that it agreed with the statements of the Company made in the Form 8-K in response to Item 304(a).

During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 27, 2006, the Company did not consult with Moss Adams LLP or any other independent accounting firm regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. DeMattei, Hyde, Weber and Ryles currently serve as members of the Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Equity Compensation Plans

The following table sets forth information concerning the Company’s equity compensation plans as of February 3, 2007.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	2,675,264	$6.76	8,290,048
Equity compensation plans not approved by security holders(2)	—	—	—
Employee stock purchase plans approved by security holders(3)	—	—	985,271

(1)          Equity compensation plans approved by security holders include the 1993 Stock Option Plan, the 2004 Stock Option Plan and the 2005 Equity Incentive Plan.

(2)          The Company does not have any equity compensation plans that were not approved by the Company’s security holders.

(3)          Employee stock purchase plans approved by security holders include the 2005 Employee Stock Purchase Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are shareholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Secretary, Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

PROPOSALS OF SHAREHOLDERS

We expect to hold our next annual meeting on or about May 31, 2008. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to our Secretary at the address below. The proposal must be received at our executive offices no later than February 1, 2008, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and our Bylaws, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in our proxy materials, you must provide notice of such proposal to us no later than February 1, 2008 and not before January 2, 2008. Our Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Secretary

Zumiez Inc.

6300 Merrill Creek Parkway, Suite B

Everett, WA 98203

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Bill Chapman
Secretary
Everett, WA
April 27, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the SEC is available without charge upon written request to: Secretary, Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203.

ZUMIEZ

ANNUAL MEETING OF SHAREHOLDERS

May 30, 2007

1:00 p.m.

6300 Merrill Creek Parkway, Suite B

Everett, WA 98203

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Zumiez Inc. (the “Company”) on May 30, 2007.

By signing the proxy, you revoke all prior proxies and appoint Thomas D. Campion and Richard M. Brooks, or either of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned’s shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.

Unless otherwise marked, this proxy will be voted “FOR” the election of the nominees listed in Proposal 1, as more specifically described in the proxy statement.  If specific instructions are indicated, this proxy will be voted in accordance therewith.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

14475

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect directors to hold office until the Company’s 2010 Annual Meeting of Shareholders.

NOMINEES:
☐	FOR ALL NOMINEES	☐	William M. Barnum
		☐	Gerald F. Ryles

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. I signer is a partnership, please sign in partnership name by authorized person.